UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported)	December 31, 2007

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-6887

99-0148992

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number,
including area code)	(808) 537-8430

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, Bank of Hawaii Corporation (“Company”) is party to a Retention Agreement dated December 16, 2005 (“Agreement”) with its Chief Operating Officer, David Thomas.  The Agreement contemplated Mr. Thomas’ continued service through February 29, 2008, subject to the Company’s ability to advance or delay Mr. Thomas’ Separation Date under the Agreement.

Mr. Thomas has completed his service to the Company and, accordingly, the Company has advanced Mr. Thomas’ Separation Date to the close of business on December 31, 2007 in accordance with the terms of the Agreement.  The Company and Mr. Thomas have entered into a letter agreement relating to Mr. Thomas’ separation, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  Substantially all of the expense associated with Mr. Thomas’ separation has been accrued for financial reporting purposes as of December 31, 2007.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

                Exhibit No.

10.1                        Letter dated December 31, 2007 among Bank of Hawaii Corporation, Bank of Hawaii and David W. Thomas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2008

BANK OF HAWAII CORPORATION

By	/s/ MARK A. ROSSI
Mark A. Rossi
Vice Chairman and Corporate Secretary